UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 1997


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)

            FLORIDA                           0-26028               22-2671269
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 (State or other jurisdiction        (Commission File Number)    (IRS Employer
 of Incorporation or organization)                               Indet. No.)

                 6531 NW 18TH COURT, PLANTATION, FLORIDA 33313
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip code)

Registrant's Telephone number: (954) 581-9800

Item 5. OTHER EVENTS.

On June 12, 1997, Imaging Diagnostic Systems, Inc. (the "Company") was advised by its patent counsel, Shlesinger, Arkwright & Garvey, that the Company's patent for a Diagnostic Tomographic Laser Imaging Apparatus has been granted, with 7 independent and 16 subordinate claims.

"The patent is expected to provide protection of many of the proprietary mechanical, electronic, and optical features of the CTLM scanner", said Richard Grable, CEO and a developer of the technology. Further, "This patent application was filed in 1995 and covered the discoveries made in the first year of the Company's existence. The Company has filed 8 patent applications since the original filing. These are also based on discoveries made during product development," Grable stated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 12, 1997                     IMAGING DIAGNOSTIC SYSTEMS, INC.
                                                 (Registrant)
                                        /s/ PETER S. KNEZEVICH
                                        -------------------------
                                        General Counsel